Exhibit 5.1

Hologic, Inc.

250 Campus Drive

Marlborough, MA 01752

November 27, 2019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Hologic, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration for issue and sale by the Company from time to time of the following securities:

(i)	common stock, par value $0.01 per share (the “Common Stock”);

(ii)	preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be issued in one or more classes or series;

(iii)

debt securities (the “Debt Securities”), which may be issued in one or more series under the indenture, dated December 10, 2007, between the Company, as issuer, and Wilmington Trust Company, as trustee (filed as Exhibit 4.8 to the Registration Statement) (the “Base Indenture”), and one or more supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Supplemental Indenture”);

(iv)

subscription rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities (the “Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein;

(v)

warrants to purchase Debt Securities, Preferred Stock, and Common Stock (collectively, the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein;

(vi)	purchase contracts for the purchase of Common Stock (“Purchase Contracts”), which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”); and

(vii)

units consisting of one or more Purchase Contracts, Rights, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination thereof (collectively, the “Units”), which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and a unit agent to be appointed prior to the issuance of the Units.

Together, the Common Stock, Preferred Stock, Debt Securities, Rights, Warrants, Purchase Contracts and Units are sometimes referred to individually as a “Security” and collectively as the “Securities”. The Base Indenture, Supplemental Indenture, Subscription Rights Certificates, and each Subscription Rights Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement are collectively referred to herein as the “Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities.

In connection with this opinion, we have examined the following (collectively, the “Documents”):

(i)	the Registration Statement;

(ii)	the Base Indenture;

(iii)	an executed copy of the Certificate of Patricia K. Dolan, Corporate Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(iv)	the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as amended and in effect on the date hereof and certified pursuant to the Secretary’s Certificate;

(v)	the Seventh Amended and Restated Bylaws of the Company (the “Bylaws”), as amended and in effect on the date hereof and certified pursuant to the Secretary’s Certificate; and

(vi)

certain resolutions adopted by the Board of Directors of the Company (the “Board”), relating to the registration of the issuance and sale of the Securities and related matters, as certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts set forth in the Secretary’s Certificate.

For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and with respect to the opinions set forth in paragraphs 3 through 7 below, the internal laws of the State of New York (together with the DGCL, the “Opined-On Law”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Our opinions are subject to the following qualifications:

(i)

we express no opinion with respect to the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors;

(ii)

we express no opinion with respect to the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

(iii)

we express no opinion with respect to the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(iv)

we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded and the Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) a prospectus supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof) and in conformity with the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company and applicable law, so as not to violate any applicable law, the Certificate of Incorporation of the Company, or the Bylaws of the Company, or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and if such definitive terms of issuance and sale are pursuant to any underwriting, exchange or purchase agreement, such agreement shall have been duly authorized, executed and delivered by the Company and other parties thereto, (iv) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement and any Securities that consist of shares of Common Stock or Preferred Stock, including Common Stock or Preferred Stock which may be issued upon conversion, exercise or exchange of any other Securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock (a “Convertible Security”), will have been authorized and the requisite number of shares of Common Stock or Preferred Stock will have been reserved for issuance upon the conversion, exercise or exchange of any Convertible Security, in each case, within the limits of the then remaining authorized but unissued and unreserved amounts of such Common Stock or Preferred Stock, and (v) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We have also assumed that New York law will be chosen to govern the Supplemental Indenture, and each Warrant Agreement, Subscription Rights Certificate, Subscription Rights Agreement, Purchase Contract Agreement and Unit Agreement and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any Agreement against the other parties to such Agreement, we have assumed that such Agreement is enforceable against such other parties. In addition, in rendering the following opinions we have assumed that: (a) neither the execution and delivery by the Company of the Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts with or will conflict with the Certificate of Incorporation of the Company, as amended or the Bylaws of the Company, as amended, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and (b) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Subject to the foregoing and any other qualifications and assumptions set forth herein, it is our opinion that, as of the date hereof:

1. With respect to the Common Stock, when an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable prospectus supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation of the Company, as amended, and (b) authorized by the Board in connection with the offering contemplated by the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation of the Company, as amended and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable prospectus supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation of the Company, as amended and (b) authorized by the Board in connection with the offering contemplated by the applicable prospectus supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the applicable Supplemental Indenture to be entered into in connection with the issuance of the Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered by the Trustee and the Company, (ii) the specific terms of such Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture, and (iii) such Offered Debt Securities have been duly authorized, authenticated, executed issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture, and the applicable underwriting or other agreement against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to the Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (i) the applicable Subscription Rights Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of such Offered Subscription Rights have been duly established in accordance with the terms of the applicable Subscription Rights Agreement and authorized by all necessary corporate action of the Company and (iii) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement and in the manner contemplated by the applicable prospectus supplement and such corporate action (assuming the securities issuable under such Offered Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action), the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to the Warrants offered by the Company (the “Offered Warrants”), when (i) the applicable Warrant Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular issuance of the Offered Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company, and (iii) such Offered Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the applicable prospectus supplement and by such corporate action (assuming the securities issuable upon exercise of such Offered Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Offered Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (i) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular issue of Offered Purchase Contracts have been duly authorized in accordance with the terms of the applicable Purchase Contract Agreement and authorized by all necessary corporate action of the Company, and (iii) such Offered Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Purchase Contract Agreement and in the manner contemplated by the applicable prospectus supplement and by such corporate action (assuming the securities issuable under such Offered Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Offered Purchase Contracts will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units offered by the Company (the “Offered Units”), when (i) the applicable Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular issuance of the Offered Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and (iii) such Offered Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Unit Agreement and in the manner contemplated by the applicable prospectus supplement and by such corporate action (assuming the securities issuable upon exercise of such Offered Units have been duly authorized and reserved for issuance by all necessary corporate action), such Offered Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We express no legal opinion upon any matter other than that explicitly addressed above, and our express opinion therein contained shall not be interpreted to be implied opinion upon any other matter. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Brown Rudnick LLP

PJF/SPW/SFW/GKA